Exhibit 99.1

CP debuts interline service from Lázaro Cárdenas to Chicago

CALGARY – March 8, 2022 – Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) (“CP”) today announced that, working with Kansas City Southern (“KCS”) on an interline basis, it has successfully launched the first dedicated international intermodal train between Lázaro Cárdenas and the U.S. Midwest. This first Lázaro Cárdenas to Chicago train was born out of the need to avoid excessive delays due to the unprecedented and ongoing supply chain challenges affecting North America’s West Coast.

The first train carrying containers offloaded at Lázaro Cárdenas arrived Tuesday morning at CP’s Bensenville Yard in the Chicago area. CP is pleased to report that total transit time from vessel arrival at Lázaro to train arrival in Chicago was just seven days. CP and KCS cooperated as interline carriers to offer a new intermodal service to meet market demand.

“This Mexico-to-Midwest train is a proof of concept and a sign of things to come if a combined Canadian Pacific Kansas City (“CPKC”) network is approved by the Surface Transportation Board (“STB”),” said Keith Creel, CP President and Chief Executive Officer. “With STB approval, CPKC will work with our customers and invest in new infrastructure and train services to unlock the full potential of the combined network to offer unmatched supply chain alternatives and benefits compared to other rail options through congested ports and a real alternative to highway-clogging trucks. I would envision creating a new Mexico Midwest Express interline service that could deliver all of these benefits.”

If the STB approves the combination, CPKC would make the investments necessary to offer regular Lázaro Cárdenas to Chicago service on a single-line basis and support the tremendous growth potential that would flow from new competitive and reliable rail transportation options for inland shippers. With minimal on dock dwell, a smooth and seamless border crossing, and an expedited rail service, there is the potential to create an end-to-end transit experience that will be second-to-none on the West Coast if the merger is approved.

A CP-KCS combination will enable a host of new train services providing enhanced competitive alternative to existing rail service providers. The single integrated rail system would connect premier ports on the U.S. Gulf, Atlantic and Pacific coasts with key overseas markets.

For more information on the transaction and the benefits it is expected to bring to the full range of stakeholders, visit FutureForFreight.com.

FORWARD LOOKING STATEMENTS AND INFORMATION

This news release contains certain forward looking statements and forward looking information (collectively, “FLI”) relating to the development of a new interline service from Lázaro Cárdenas to Chicago. FLI is typically identified by words such as “anticipate”, “expect”, “project”, “estimate”, “forecast”, “plan”, “intend”, “will”, “target”, “believe”, “likely” and similar words suggesting future outcomes or statements regarding an outlook. All statements other than statements of historical fact may be FLI.

Although we believe that the FLI is reasonable based on the information available today and processes used to prepare it, such statements are not guarantees of future performance and you are cautioned against placing undue reliance on FLI. By its nature, FLI involves a variety of assumptions, which are based upon factors that may be difficult to predict and that may involve known and unknown risks and uncertainties and other factors which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by these FLI, including, but not limited to, the following: the realization of anticipated benefits and synergies of the CP-KCS transaction and the timing thereof; the success of integration plans; the focus of management time and attention on the CP-KCS transaction and other disruptions arising from the CP-KCS transaction; changes in business strategy and strategic opportunities; estimated future dividends; financial strength and flexibility; debt and equity market conditions, including the ability to access capital markets on favourable terms or at all; cost of debt and equity capital; the ability of management of CP, its subsidiaries and affiliates to execute key priorities, including those in connection with the CP-KCS transaction; general Canadian, U.S., Mexican and global social, economic, political, credit and business conditions; risks associated with agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures, including competition from other rail carriers, trucking companies and maritime shippers in Canada, the U.S. and Mexico; North American and global economic growth; industry capacity; shifts in market demand; changes in commodity prices and commodity demand; uncertainty surrounding timing and volumes of commodities being shipped; inflation; geopolitical instability; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; disruption in fuel supplies; uncertainties of investigations, proceedings or other types of claims and litigation; compliance with environmental regulations; labour disputes; changes in labour costs and labour difficulties; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; sufficiency of budgeted capital expenditures in carrying out business plans; services and infrastructure; the satisfaction by third parties of their obligations; currency and interest rate fluctuations; exchange rates; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; trade restrictions or other changes to international trade arrangements; the effects of current and future multinational trade agreements on the level of trade among Canada, the U.S. and Mexico; climate change and the market and regulatory responses to climate change; ability to achieve commitments and aspirations relating to reducing greenhouse gas emissions and other climate-related objectives; anticipated in-service dates; success of hedging activities; operational performance and reliability; customer, regulatory and other stakeholder approvals and support; regulatory and legislative decisions and actions; the adverse impact of any termination or revocation by the Mexican government of Kansas City Southern de Mexico, S.A. de C.V.’s Concession; public opinion; various events that could disrupt operations, including severe weather events, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; acts of terrorism, war or other acts of violence or crime or risk of such activities; insurance coverage limitations; material adverse changes in economic and industry conditions, including the availability of short and long-term financing; and the pandemic created by the outbreak of COVID-19 and its variants, and resulting effects on economic conditions, the demand environment for logistics requirements and energy prices, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains.

We caution that the foregoing list of factors is not exhaustive and is made as of the date hereof. Reference should be made to “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Forward Looking Statements” in CP’s annual and interim reports on Form 10-K and 10-Q. Due to the interdependencies and correlation of these factors, as well as other factors, the impact of any one assumption, risk or uncertainty on FLI cannot be determined with certainty.

Except to the extent required by law, we assume no obligation to publicly update or revise any FLI, whether as a result of new information, future events or otherwise. All FLI in this news release is expressly qualified in its entirety by these cautionary statements.

About Canadian Pacific

Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

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